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                     AGREEMENT APPORTIONING THE CONSOLIDATED
                             INCOME TAX LIABILITY OF
                      HPH INDUSTRIES, LTD. AFFILIATED GROUP


WHEREAS, HPH Industries, Ltd. (hereafter referred to as "HPH"), Packaging Resources Group, Inc. (hereafter referred to as "PRG"), and Packaging Resources Incorporated (hereafter referred to as "PRI") are the members of an affiliated group of corporations which has elected to file consolidated Federal income tax returns:

WHEREAS, other corporations may in the future become members of such affiliated group:

WHEREAS, such affiliated group desires to establish a method of allocating its consolidated Federal tax liability and state tax liability among its members:

NOW THEREFORE, HPH, PRG and PRI do hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms and symbols shall have the following meanings:

     (a) "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect in the relevant tax year.

     (b) "Affiliated Group" shall mean HPH and those of its subsidiary corporations which from time to time

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          constitute an affiliated group within the meaning of section 1504 of the Code.

     (c) "Member" shall mean a corporation which is included in the Affiliated Group.

     (d) "Federal Tax Liability" for a taxable year shall mean the Federal tax liability of each Member computed as if it had filed a separate Federal income tax return for such taxable year and all prior years.

     (e) "Parent" shall mean HPH or any other corporation which constitutes the common parent of the Affiliated Group for Federal income tax purposes.

     (f) "State Tax Liability" shall mean the state tax liability of each Member computed as if it had filed a separate state income tax return in such state for such taxable year and all prior years. A "State Tax Liability" will be determined only with respect to states for which consolidated, combined, or unitary returns are filed and will not be determined for states in which separate returns are filed.

     (g)  "Subsidiary" shall mean a Member that is not Parent.


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2.   FILING OF CONSOLIDATED RETURNS; PAYMENT OF CONSOLIDATED TAX LIABILITY;
     COMPUTATION OF TAX ALLOCATION.

Parent shall be responsible for the filing of all consolidated Federal income tax returns for the Affiliated Group and all consolidated, combined, or unitary state income tax returns for the members of the Affiliated Group and the timely payment or collection of any tax due or refund of tax in connection with such returns. Parent shall also be responsible for computing each Member's Federal Tax Liability and State Tax Liability in accordance with the methods prescribed by this Agreement, and for giving timely notice to Members of any amounts payable pursuant to paragraph 4 hereof. Separate tax calculations shall be made with respect to each of the Federal Tax Liability and the various State Tax Liabilities and any limitations contained herein (such as found in subparagraphs
(a) and (b) of paragraphs 3 and 4) shall be applied separately with respect to the federal and each state calculation.

3.   CALCULATION OF INDIVIDUAL FEDERAL TAX LIABILITY.

     (a) Each Subsidiary shall be liable to Parent for such Subsidiary's Federal Tax Liability with respect to a taxable year; PROVIDED, HOWEVER, the Federal Tax Liability of a Subsidiary with respect to a taxable year shall not exceed the federal tax liability of the


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          Affiliated Group for the taxable year.  If a Subsidiary's liability is reduced by application of the immediately preceding proviso, the amount by which the Subsidiary's tax liability is reduced shall be included in an "Excess Federal Liability Account" of the Subsidiary.
          If the Affiliated Group's federal tax liability in a later taxable year exceeds the sum of the separate Federal Tax Liabilities of the Members (an "Excess Federal Liability"), the Subsidiary shall be liable for its pro rata portion of the Excess Federal Liability (which pro rata share shall be determined by dividing the Subsidiary's Excess Federal Liability Account by the sum of the Excess Federal Liability Accounts of all the Subsidiaries) and the Subsidiary's pro rata share of the Excess Federal Liability shall be subtracted from the Subsidiary's Excess Federal Liability Account and such subtraction shall be treated as having been made from the earliest addition to the Subsidiary's Excess Federal Liability Account.

     (b) If any Subsidiary would be entitled to a refund of Federal tax if it filed a separate Federal income tax return, Parent shall owe to that Subsidiary the amount of such refund; PROVIDED, HOWEVER, that the amount of such refund owing from Parent to Subsidiary with respect to any taxable year (the "Refund Year") shall be limited to


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          the amount of the net Federal Tax Liability payments from Subsidiary to Parent pursuant to subparagraph (a) of this paragraph 3 with respect to the Refund Year (reduced by any prior refunds pursuant to this paragraph 3 with respect to the Refund Year and increased by the amount by which an increase to the Excess Federal Liability Account with respect to the Refund Year caused Subsidiary to pay a portion of an Excess Federal Liability for a later year pursuant to the last sentence of subparagraph (a) of this paragraph 3). To the extent that a refund is limited by the preceding proviso, the Excess Federal Liability Account of the Subsidiary shall be reduced and the reduction shall be treated as a reduction to the Subsidiary's Excess Federal Liability Account with respect to the Refund Year.

     (c) With the exception of amounts owing under subparagraphs a and b of this paragraph 3, neither the Parent nor any Subsidiary shall be liable for (or be due) any amount hereunder even though the Federal tax liability of the Affiliated Group may have been reduced by reason of the inclusion of a particular Subsidiary as a member of the Group.


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4.   CALCULATION OF INDIVIDUAL STATE TAX LIABILITY.

With respect to each state for which consolidated, combined or unitary income tax returns are filed by the Affiliated Group:

     (a) Each Subsidiary shall be liable to Parent for such Subsidiary's State Tax Liability with respect to a taxable year; PROVIDED, HOWEVER, the State Tax Liability of a Subsidiary with respect to a taxable year shall not exceed the state tax liability of the Affiliated Group for the taxable year. If a Subsidiary's liability is reduced by application of the immediately preceding proviso, the amount by which the Subsidiary's tax liability is reduced shall be included in an "Excess State Liability Account" of the Subsidiary. If the Affiliated Group's state tax liability in a later taxable year exceeds the sum of the separate State Tax Liabilities of the Members (an "Excess State Liability"), the Subsidiary shall be liable for its pro rata portion of the Excess State Liability (which pro rata share shall be determined by dividing the Subsidiary's Excess State Liability Account by the sum of the Excess State Liability Accounts of all the Subsidiaries) and the Subsidiary's pro rata share of the Excess State Liability shall be subtracted from the Subsidiary's Excess State Liability Account and such subtraction shall be treated


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          as having been made from the earliest addition to the Subsidiary's
          Excess State Liability Account.

     (b) If any Subsidiary would be entitled to a refund of State tax if it filed a separate State income tax return, Parent shall owe to that Subsidiary the amount of such refund; PROVIDED, HOWEVER, that the amount of such refund owing from Parent to Subsidiary with respect to any taxable year (the "State Refund Year") shall be limited to the amount of the net State Tax Liability payments from Subsidiary to Parent pursuant to subparagraph (a) of this paragraph 4 with respect to the State Refund Year (reduced by any prior refunds with respect to the State Refund Year and increased by the amount by which an increase to the Excess State Liability Account with respect to the State Refund Year caused the Subsidiary to pay a portion of an Excess State Liability for a later year pursuant to the last sentence of subparagraph (a) of this paragraph 4). To the extent that a refund is limited by the preceding proviso, the Excess State Liability Account of the Subsidiary shall be reduced and the reduction shall be treated as a reduction to the Subsidiary's Excess State Liability Account with respect to the State Refund Year.


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     (c)  With the exception of amounts owing under subparagraphs (a) and (b) of this paragraph 4, neither the Parent nor any Subsidiary shall be liable for (or be due) any amount hereunder even though the State tax liability of the Affiliated Group may have been reduced by reason of the inclusion of a particular Subsidiary as a member of the Group.

5. PAYMENTS REQUIRED BY TAX ALLOCATION. Each Subsidiary shall pay its liabilities determined under paragraphs 3 and 4 to Parent at such times as will reasonably permit Parent to make required payments (estimated and final) of Federal and state tax on behalf of the Affiliated Group.
     Promptly upon the receipt of a refund of Federal or state tax, Parent shall make payments to other Members equal to the refunds determined under paragraphs 3 and 4. Members shall be directly responsible for state income taxes for states in which separate returns are filed.

6. TAX ADJUSTMENTS. In the event of any adjustment to the consolidated Federal income tax return of the Affiliated Group as filed or to a consolidated, combined, or unitary state income tax return as filed (by reason of an amended return, examination by the Internal Revenue Service, or otherwise), a Subsidiary's Federal Tax Liability or State Tax Liability shall be redetermined under paragraphs 3 and 4 to give effect


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     to any such adjustment as if it had been a part of the original computation of tax liability, and payments between Members pursuant to paragraph 5 shall be made immediately before any additional payments of tax are required to be made or promptly after any refunds are received with respect to the consolidated Federal income tax return of the Affiliated Group or to a consolidated, combined, or unitary state income tax return.

7. EFFECT OF CHANGE IN COMPOSITION OF AFFILIATED GROUP. This Agreement shall become applicable to any corporation which becomes a Member after the effective date hereof. This Agreement shall only apply to a Member with respect to any taxable year or portion thereof for which such Member is properly included in the consolidated Federal income tax return of the Affiliated Group. Accordingly, no Member shall have any rights or obligations under this Agreement subsequent to such Member's disaffiliation from the Affiliated Group.

8. EFFECTIVE DATE. This Agreement amends and supersedes that certain Agreement Apportioning the Consolidated Income Tax Liability of The Peck-Lynn Group, Ltd. Affiliated Group dated June 25, 1987 between The Peck-Lynn Group, Ltd. and PRI effective as of February 29, 1996 and shall apply to each taxable year of the Affiliated Group ending on or after that date for which a consolidated Federal income tax return is filed.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective corporate names by their elected officers.

                                   HPH INDUSTRIES, LTD.

                                   By /s/ Jerry Corirossi
                                     ----------------------------
                                   Date May 17, 1996
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                                   PACKAGING RESOURCES GROUP, INC.

                                   By /s/ Jerry Corirossi
                                     ----------------------------
                                   Date May 17, 1996
                                       --------------------------

                                   PACKAGING RESOURCES INCORPORATED

                                   By /s/ Jerry Corirossi
                                     ----------------------------
                                   Date May 17, 1996
                                       --------------------------


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